UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2025
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Five9, Inc. (the “Company”) will hold its annual meeting of stockholders on May 21, 2025 (the “Annual Meeting”). The board of directors (the “Board”) of the Company has determined that Mr. Jack Acosta, who is currently a Class II director, will not be nominated to stand for re-election as a Class II director at the Annual Meeting. The Board thanks Mr. Acosta for his commitment to the Company and service on the Board and as Chair of the Board’s Audit Committee.
To achieve a more equal balance of membership among the classes of directors of the Company, the Board has determined to move one of the Company’s current directors from Class III to Class II and, effective upon the conclusion of the Annual Meeting, reduce the total number of directors constituting the entire Board to nine, and the total number of directors constituting Class II to three. Accordingly, on March 19, 2025, Mr. Jonathan Mariner resigned from his position as a Class III director, effective upon acceptance by the Board. The Board accepted Mr. Mariner’s resignation, reduced Class III to three members, increased Class II to four members and immediately reappointed Mr. Mariner as a Class II director with a term set to expire at the Annual Meeting. The Board has determined to nominate Mr. Mariner, along with the other current Class II directors (other than Mr. Acosta), for re-election at the Annual Meeting. Mr. Mariner will continue to serve on the Audit Committee and the Nominating and Governance Committee of the Board. At the conclusion of the Annual Meeting, Ms. Maria Walker will commence serving as the chair of the Audit Committee.
As a non-employee director, Mr. Mariner will continue to receive compensation in accordance with the Company’s non-employee director compensation policy and will continue to vest in his current equity awards, but he will not receive a new non-employee director RSU grant as a result of this reappointment to the Board.
The Company’s indemnification agreement with Mr. Mariner will remain in effect. The indemnification agreement requires the Company to indemnify Mr. Mariner to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, among other things.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: March 24, 2025	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer